SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2002

Date of Report (Date of earliest event reported)

GENERAL CREDIT CORPORATION

(Exact name of Registrant as specified in its charter)

New York	0-28910	13-3895072

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

370 Lexington Avenue, Suite 2000 New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)

(212) 697-4441

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     General Credit Corporation (the “Company”) has amended the terms of its publicly held warrants (the “Warrants”). The amended terms of the Warrants are as follows: (i) Warrants may be exercised through 4:00 p.m. EST on April 30, 2003, subject to earlier termination if the Warrants are redeemed; (ii) Each Warrant shall entitle the holder to purchase one share of the Company’s Common Stock for $1.50 per share; and (iii) The Warrants are subject to redemption by the Company, at the Company’s option, prior to their expiration at $.25 per Warrant, upon 30 days prior written notice if the closing “bid” price of the Company’s Common Stock for 30 consecutive trading days ending within 10 days of the notice of redemption averages at least $3.00 per share.

     The Warrants had previously been exercisable through April 30, 2002 at $3.375 per share and redeemable by the Company prior to their expiration at $.25 per Warrant upon 30 days prior written notice if the closing “bid” price of the Company’s Common Stock for 30 Consecutive trading days averaged in excess of $6.00 per share.

     The Company currently has public warrants outstanding to purchase 5,397,000 shares of Common Stock resulting from a public offering completed in April 1997. In addition to the amendment to the terms of the Warrants, the Company made corresponding amendments to other outstanding warrants, the exercise price of which exceed those of the Warrants. The Warrants trade on the Over the Counter Bulletin Board under the symbol “GNIZW.”

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

     None.

(b) Pro forma financial information.

     None.

(c) Exhibits.

10.47	Amendment No. 1 to the Warrant Agreement by and between the Registrant and the Transfer and Warrant Agent.

99.1	Press Release dated March 5, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CREDIT CORPORATION (Registrant)

Date: March 5, 2002	By: /s/ Irwin Zellermaier

Irwin Zellermaier, Chief Executive Officer

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INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

10.47	Amendment No. 1 to the Warrant Agreement by and between the Registrant and the Transfer and Warrant Agent.

99.1	Press Release dated March 5, 2002